Exhibit 10.2

FIRST AMENDMENT TO THE
FIRST CAROLINA FINANCIAL SERVICES, INC.
2020 EQUITY INCENTIVE PLAN

WHEREAS, the Board of Directors of First Carolina Financial Services, Inc. (the “Company”) deems it to be in the best interests of the Company to amend, and has approved the amendment of, the First Carolina Financial Services, Inc. 2020 Equity Incentive Plan (the “Plan”) in order to increase the number of authorized, but unissued, shares of the Company’s common stock issuable for awards under the Plan, all as set forth in this First Amendment to the Company 2020 Equity Incentive Plan (this “Amendment”); and

WHEREAS, the Company’s shareholders approved this Amendment to the Plan at the Company’s 2023 annual meeting of shareholders;

NOW, THEREFORE, the Plan shall be amended as follows.

1.	The definition of “Plan Pool” under Article I of the Plan shall be deleted in its entirety and the following substituted in lieu thereof:

“Plan Pool. A total of 750,000 shares of authorized, but unissued, shares of Common Stock, as adjusted pursuant to Section 2.3(b), which shall be available for the grant of Rights under this Plan. For the avoidance of doubt, the Plan Pool also designates the maximum number of shares that may be issued pursuant to the Plan pursuant to ISOs.”

2.	Except as herein amended, the terms and provisions of the Plan shall remain in full force and effect as originally adopted and approved.

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IN WITNESS WHEREOF, the undersigned officer of the Company attests that the foregoing Amendment to the Plan was adopted by the Company’s Board of Directors on January 26, 2023, and was approved by the Company’s shareholders on April 27, 2023.

FIRST CAROLINA FINANCIAL SERVICES, INC.

By:	/s/ Ronald A. Day
Ronald A. Day
President and Chief Executive Officer

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